AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                           DENTAL CARE ALLIANCE, INC.
          -------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                      65-0555-126
      -------------------------------                   ------------------------
      (STATE OR OTHER JURISDICTION OF                       (IRS EMPLOYER
      INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)

                          1343 MAIN STREET, 7TH FLOOR
                             SARASOTA, FLORIDA 34236
          -------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                   1997 EXECUTIVE INCENTIVE COMPENSATION PLAN
 -------------------------------------------------------------------------------
                            (FULL TITLE OF THE PLAN)

                               -------------------

                              DR. STEVEN R. MATZKIN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           DENTAL CARE ALLIANCE, INC.
                           1343 MAIN STREET, 7TH FLOOR
                             SARASOTA, FLORIDA 34236
               ---------------------------------------------------
                     (Name and address of agent for service)

                                 (941) 955-3150
               ---------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                            ROBERT L. GROSSMAN, ESQ.
                            GREENBERG TRAURIG HOFFMAN
                          LIPOFF ROSEN & QUENTEL, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                                 (305) 579-0685

                               -------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
         TITLE OF SECURITIES       AMOUNT TO BE      PROPOSED MAXIMUM            PROPOSED            AMOUNT OF
          TO BE REGISTERED          REGISTERED        OFFERING PRICE        MAXIMUM AGGREGATE     REGISTRATION FEE
                                                      PER SHARE (1)         OFFERING PRICE(2)
--------------------------------------------------------------------------------------------------------------------
Common Stock                          250,000        $12.00 - $14.13            $3,314,175            $977.68
  $.01 par value...............       shares
====================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.

(2) Computed in accordance with Rule 457(h) on the basis of the (i) actual exercise price of $12.00 for an aggregate of 76,000 options to purchase Common Stock which have already been granted under the 1997 Executive Incentive Compensation Plan (the "Plan") and (ii) the average of the high and low price of a share of Common Stock as reported by the Nasdaq National Market on May 5, 1998 (which was $14.13 with respect to 147,500 shares of Common Stock subject to future grants of options under the Plan).

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.            INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

         (a) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997;

         (b) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of fiscal year 1997; and

         (c) the description of the Registrant's shares of Common Stock, $.01 par value, set forth in Item 1 of the Registrant's Registration Statement on Form 8-A (Commission File No. 0-23219) filed with the Commission on October 13, 1997.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.            DESCRIPTION OF SECURITIES.

              Not applicable.

ITEM 5.            INTERESTS OF NAMED EXPERTS AND COUNSEL.

              Not applicable.

ITEM 6.            INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              The Registrant's Certificate of Incorporation (the "Certificate") and Bylaws provide that the Registrant may indemnify its officers and directors to the full extent permitted by Delaware Law, including Section 145 of Delaware Law ("Section 145") thereunder. In addition, the Certificate eliminates personal liability of its directors to the full extent permitted by Section 102(b)(7) of Delaware Law ("Section 102(b)(7)").

              Section 145 permits a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by a third party if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, indemnification may be made for expenses actually and reasonably incurred by directors, officers, employees and agents, in connection with the defense or settlement of an action or suit and with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnify for such expenses despite such adjudication of liability.

              Section 102(b)(7) provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derived an improper personal benefit. No such provisions shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

              The Company is entering into Indemnification Agreements with its directors and executive officers in which the Registrant will agree to indemnify such persons to the fullest extent now or hereafter permitted by Delaware Law. The Company may also obtain a liability insurance policy for its officers and directors, which may extend to, among other things, liabilities under the Securities Act of 1933, as amended.

              The indemnification provided by Delaware Law and the Certificate and the Company's Bylaws is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

ITEM 7.                    EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.                    EXHIBITS

         See "Exhibit Index" on page II-5 below.

ITEM 9.                    UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida on May 6, 1998.

                                    DENTAL CARE ALLIANCE, INC.

                                    By: /S/ DR. STEVEN R. MATZKIN
                                       -----------------------------------------
                                    Name: Dr. Steven R. Matzkin
                                    Title: President and Chief Executive Officer


                                POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dr. Steven R. Matzkin and Mitchell
B. Olan his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                           TITLE                                      DATE
              ---------                                           -----                                      ----

/S/ DR. STEVEN R. MATZKIN
----------------------------------       Director, Chief Executive Officer and President            May 6, 1998
      Dr. Steven R. Matzkin              (Principal Executive Officer)

/S/ DAVID P. NICHOLS
----------------------------------       (Principal Financial and Accounting Officer)               May 6, 1998
           David P. Nichols

/S/ CURTIS LEE SMITH, JR.
----------------------------------       Director                                                   May 6, 1998
        Curtis Lee Smith, Jr.

/S/ ROBERT F. RAUCCI
----------------------------------       Director                                                   May 6, 1998
           Robert F. Raucci

/S/ MITCHELL B. OLAN
----------------------------------       Director                                                   May 6, 1998
           Mitchell B. Olan


                                  EXHIBIT INDEX

        EXHIBIT
         NUMBER                      DESCRIPTION
        -------                      -----------

         4.1      1997 Executive Incentive Compensation Plan(1)

         5.1      Opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel,
                  P.A.

         23.1     Consent of Price Waterhouse LLP

         23.2 Consent of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)

         24.1 Power of Attorney is included in the Signatures section of this Registration Statement

----------------------------

(1) Incorporated by reference to Exhibit 10.19 filed with Amendment No. 3 to the Registrant's Registration Statement on Form S-1 filed with the Commission on October 30, 1997 (Commission File No. 333-34429).